EXHIBIT 11
                           BT Financial Corporation and Affiliates
                             COMPUTATION OF NET INCOME PER SHARE
                                         (Unaudited)

(In thousands, except shares           Three months ended    Six months ended
 and per share data)                              June 30             June 30
                                          1996       1995      1996      1995
                                      ---------------------------------------
Primary income per share:

 Net income...........................   $2,978    $3,171    $6,743    $6,152
 Preferred dividends..................       26        30        54        60
                                      ---------------------------------------
 Net income applicable to common stock   $2,952    $3,141    $6,689    $6,092
                                      =======================================
 Average common shares outstanding and
  common stock equivalents........... 4,909,570 4,852,028 4,887,335 4,850,818
                                      =======================================
 Net income per share-primary.........     $.60      $.65     $1.37     $1.26
                                      =======================================

Fully diluted income per share:

 Net income...........................   $2,978    $3,171    $6,743    $6,152
                                      =======================================
 Average common shares outstanding and
  common stock equivalents........... 4,909,570 4,852,028 4,887,335 4,850,818

 Additional common shares outstanding:
  Conversion of preferred stock
   Series A                              83,684    94,875    86,117    94,875
                                      ---------------------------------------
 Average common shares outstanding and
  common stock equivalents........... 4,993,254 4,946,903 4,973,452 4,945,693
                                      =======================================
  Net income per share-fully diluted..     $.60      $.64     $1.36     $1.24
                                      =======================================